EX-99.B-77Q1

                             W&R TARGET FUNDS, INC.

SUB-ITEM 77Q1(a):   Amendments to Registrant's Charter:

1. Articles of Amendment for Reallocation of Shares, dated November 13, 2002, filed by EDGAR on June 10, 2003 as EX-99.B(a)tgtartamend to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (incorporated by reference herein).

2. Articles of Amendment for Reallocation of Shares, dated March 26, 2003, filed by EDGAR on June 10, 2003 as EX-99.B(a)tgtartamend2 to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (incorporated by reference herein).

3. Articles Supplementary, dated May 22, 2003, filed by EDGAR on June 10, 2003 as Ex-99.B(a)tgtartsup to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (incorporated by reference herein).